UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Westinghouse Air Brake Technologies Corporation (the “Company”) on May 16, 2012, management proposals 1, 2 and 3 were approved. The proposals below are described in detail in Wabtec’s definitive proxy statement, dated April 4, 2012, for its Annual Meeting.

The final results are as follows:

1.	The election of three directors for a three-year term expiring in 2015:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Brian P. Hehir	40,990,598	925,992	2,220,836
Michael W. D. Howell	40,829,138	1,087,452	2,220,836
Nickolas W. Vande Steeg	40,883,511	1,053,079	2,220,836

The election of one director for a two-year term expiring in 2014:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Gary C. Valade	41,588,302	328,288	2,220,836

Continuing as directors, with terms expiring in 2013, are Robert J. Brooks, William E. Kassling and Albert J. Neupaver. Continuing as directors, with terms expiring in 2014, are Emilio A. Fernandez and Lee B. Foster, II.

2.	The approval of an advisory (non-binding) resolution relating to 2011 named executive officers compensation:

For	Against	Abstained	Broker Non-Votes
38,951,122	1,137,965	1,827,503	2,220,836

3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2012:

For	Against	Abstained
43,850,291	279,715	7,420

Item 8.01. Other Events.

On May 16, 2012, the Board of Directors increased the Company’s regular quarterly dividend to 5 cents per share of common stock from 3 cents per share of common stock. The new dividend rate will be payable initially on August 31, 2012 to shareholders of record as of August 17, 2012. Reference is made to the Press Release filed as Exhibit 99.1 to this Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated May 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: May 21, 2012

EXHIBIT INDEX

Exhibits

99.1	Press release issued by Westinghouse Air Brake Technologies Corporation on May 16, 2012.